UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Craft Brew Alliance, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following information was emailed by Craft Brew Alliance, Inc. to its employees on February 14, 2020:

Team CBA,

Following Andy’s email a couple of weeks ago, I’d like to share a brief update on the latest progress with respect to our expanded partnership with A-B. As Andy mentioned, we know there is a great deal of interest in what’s happening, and we’re committed to providing updates on a regular cadence and when we have information to share. Suffice to say, there’s a lot of work going on to support this priority initiative.

Here are some of the most recent and upcoming milestones:

•	Regulatory Review: As you know, the transaction is subject to CBA shareholder and Department of Justice approval, and we’re actively cooperating with all parties to support this process. Last Thursday we filed an 8-K announcing that the DOJ has made a Second Request, which essentially means they’ve asked both CBA and A-B for additional information. This type of request is standard, and we are working with the regulators to respond.

•	Shareholder Approval: The CBA shareholder meeting seeking approval will be held in Portland on February 25th. This event is a formality for most shareholders as they will have already sent in their votes based on the instructions in the proxy. CBA employees who are BREW shareholders should review their voting instructions soon as the deadline for many shareholders to vote is actually before February 25th.

•	Integration Planning: Last week, a group of A-B and CBA leaders met in Miami to kick off integration planning. Essentially, this was an opportunity for us to learn more about each other’s organizations and introduce some of the teams as we think about what a future together could look like. The teams spent an energizing day and half getting to know each other better and beginning to identify next steps that will support a smooth integration once the transaction is closed. One fun learning from our time together: everybody loves our beers, especially Kona!

•	CBA Town Hall/Call: As part of our next steps, we’re also committed to continue connecting with you throughout this process. To that end, you’ll soon be receiving an invite to the next CBA Town Hall/Call so that we can share any updates we have and take questions. While there might be some questions that we simply don’t have the answers to yet, we want to know what’s on your mind and hopefully provide some insights and perspective that may help alleviate your concerns.

•	2020 Brand Plans: In addition to providing an update on our A-B agreement at the next Town Hall, we’re also looking forward to sharing some of the exciting plans that our teams have put together to support CBA’s business objectives in 2020. From Kona’s growth strategy behind a power core of Big Wave, Longboard and Kona Light, to the new beers and activations in the works across our dynamic portfolio, we have a lot to look forward to this year. We’ll have some fun content to share with you during the upcoming CBA Town Call.

•	2019 Financial Results: Our accounting team is hard at work closing the books on 2019, with plans to file our Annual 10-K and earnings press release in March. Given where we are in the review process, we are not planning to hold an investor call or Inside the Numbers. For employees, we’ll be able to cover any details of our 2019 financial performance during the upcoming Town Hall/Call.

As you can see, we have a lot going on. And the list above doesn’t even include all the great work happening to bring OrchestratedBEER, the new Kona brewery and our strategic business objectives across the finish line. Let’s plan to use our Town Halls and Calls to address any questions on those important initiatives as well.

On behalf of CBA’s leadership team, thank you for the tremendous hard work and commitment that’s going into delivering the many projects happening across our company. We look forward to connecting with all of you – virtually and in person – over the coming weeks.

Cheers,

Christine Perich

Additional Information about the Merger and Where to Find It:

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. CBA (the “Company”) has mailed to its shareholders the definitive Proxy Statement in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT A-B, THE COMPANY, THE TRANSACTION AND RELATED MATTERS. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by A-B and the Company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders are able to obtain free copies of the documents filed with the SEC by the Company in the Investor Relations section of the Company’s website at www.craftbrewallianceinc.gcs-web.com or by contacting the Company’s Investor Relations at Investor.Relations@Craftbrew.com or by calling 503-331-7270.

Participants in the Solicitation

The Company and certain of its respective directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of the Company in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, are included in the Proxy Statement described above. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 6, 2019. These documents are available free of charge as described above.

Forward-Looking Statements

Some of the statements in this communication are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of the Company and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to the Company, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections, including depletions and shipments; the effect of out-of-stock issues and lower contract brewing shipments; price increases; gross margin rate improvement; the level and effect of SG&A expense; the effect of the class action settlement; effective tax rate changes; the risk associated with the Company’s ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger, including the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; the anticipated size of the markets and continued demand for A-B’s products and the impact of competitive responses to the announcement of the transaction. Additional risks are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2019. Forward-looking statements speak only as of the date they are made. Except as required by law, neither A-B nor the Company has any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.